MERGER AGREEMENT
                               ----------------


      THIS MERGER AGREEMENT (the "Agreement") dated as of the 6th day of August, 1997, effective July 1, 1997, between METROPOLITAN HEALTH NETWORKS, INC., a Florida corporation (the "Acquiror" or "Metropolitan"), METCARE, III, INC., a Florida corporation and a wholly-owned subsidiary of Metropolitan ("Acquisition Sub"), GENERAL MEDICAL ASSOCIATES, INC. ("GMA"), and MARTIN HARRISON (the "Shareholder").

                             W I T N E S S E T H:

      WHEREAS, GMA is a corporation organized under the laws of the State of Florida, and engaged in the practice of medicine;

      WHEREAS, the Shareholder owns all the issued and outstanding shares of common stock (the "Shares") of GMA; and

      WHEREAS, Acquiror, Acquisition Sub, GMA and the Shareholder wish to set forth the terms and conditions upon which a merger of GMA with and into Acquisition Sub will occur and provide for the representations, warranties, agreements, and conditions applicable to the transactions contemplated by this Agreement; and

      WHEREAS, the Board of Directors of each of Acquiror, Acquisition Sub and GMA deems the merger advisable and in the best interests of each of Metropolitan, Acquisition Sub and GMA and of their respective shareholders. The Board of Directors of each of Acquiror, Acquisition Sub and GMA has adopted resolutions approving this Agreement and the transactions contemplated hereby, and each of the Boards of Directors of Acquisition Sub and GMA have directed that this Agreement be submitted for consideration by the shareholders of Acquisition Sub and GMA; and

      WHEREAS, the parties hereto intend this transaction to be treated as a tax-free reorganization, as that term is defined under the Internal Revenue Code of 1986, as amended.

      NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      As used in this Agreement, the following terms shall have the following meanings:

      "Accounts   Receivable"  shall  mean  all  of  GMA's  accounts  and  notes receivable, claims, debtor obligations and other rights to receive payments from third parties, existing on the Closing Date;

      "Affiliate" shall mean, with respect to any Person, any individual, corporation, partnership, joint venture, professional association, trust or unincorporated organization that controls, is controlled by or is under common control with such Person;

      "Business Day" shall mean days other than Saturdays, Sundays and other legal holidays or days on which the principal office of NationsBank of Florida, National Association, is closed;

       "Closing" -- See Section 2.7;

      "COBRA" shall mean the provisions of the Code, ERISA and the Public Health Service Act enacted by Sections 10001 through 10003 of the Consolidated Omnibus Budget Reconciliation Act of 1985 (P.L.99-272), including any subsequent amendments to such provisions.

      "Code" shall mean the Internal Revenue Code of 1986, as amended;

      "Collateral Agreements" shall mean any and all other agreements, instruments or documents required or expressly provided under this Agreement to be executed and delivered in connection with the transactions contemplated by this Agreement;

      "Common Stock" -- See Section 2.7(c);

      "Damages" shall mean any and all damages, liabilities, obligations, penalties, fines, judgments, claims, deficiencies, losses, costs, including costs of appeals, expenses and assessments (including, without limitation, income and other taxes, interest, penalties and attorneys' and accountants' fees and disbursements);

      "December 31, 1995 Balance Sheet" shall mean GMA's audited consolidated balance sheet at December 31, 1995, certified by GMA's accountant;

      "December 31, 1995 Income Statement" shall mean the statement of income, shareholders' equity and cash flows of GMA at December 31, 1995, certified by GMA's accountant;

      "EBITDA" shall mean the earnings of the GMA operations for the fiscal year determined in accordance with generally accepted accounting principles applied on a consistent basis before taking into account interest, income taxes, depreciation and amortization with respect to such earnings. The earnings of the







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


GMA operations shall be determined by taking into account the fees and other income produced by GMA, the Shareholder and any other physician supervised by the Shareholder, and the expenses incurred that are directly attributable to, the operations of the medical practice that formerly was the medical practice of GMA, including the cost of compensation of all personnel, including professional personnel, who perform services for such operations, it being understood that until December 31, 1998 personnel shall be hired or terminated and no expenses shall be incurred (other than those expenses that are customary in nature and amount to such operations). For purposes of this clause, expenses in excess of $1,000 shall require written approval of Shareholder, which consent shall not be unreasonably withheld. In addition to the normal and customary direct expenses that shall be incurred by the GMA medical operations, there shall be allocated and deducted from the GMA operations in determining its earnings, an amount representing corporate overhead expenses of Metropolitan which shall be equal to 4% of the fees and other income received during any given 12-month period from GMA operations. Notwithstanding the foregoing, if the calculation of EBITDA after the Closing is not calculated the same as before the Closing, then the parties shall mutually agree upon the adjustment to be made.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

      "Event of Breach" -- See Section 9.1 and 9.2;

      "Financial Statements" -- See Section 3.7;

      "GAAP" shall mean generally accepted accounting principles which are in effect on the Closing Date;

      "Government" shall mean any agency, division, subdivision, audit group or procuring office of the Government of the United States or any foreign government, including the employees or agents thereof;

      "Governmental Authorities" shall mean any nation or country (including but not limited to the United States) and any commonwealth, territory or possession thereof and any political subdivision of any of the foregoing, including but not limited to courts, departments, commissions, boards, bureaus, agencies, ministries or other instrumentalities;

      "Inventory" means all (i) inventoriable supplies held by GMA on the Closing Date, specifically for use in the operations of GMA, and (ii) any warranties received from their suppliers with respect to such inventory (to the extent assignable) and related claims, credits, rights of recovery and set-off with respect thereto;

      "Leases" -- See Section 3.13;

      "Legal Requirements" shall mean, when described as being applicable to any Person, any and all laws (statutory, judicial or otherwise), ordinances, regulations, judgments, orders, directives, injunctions, writs, decrees or awards of, and any contracts with, any Governmental Authority, in each case as and to the extent applicable to such Person or such Person's business, operations or Properties;

      "Licenses and Permits" -- See Section 3.16;

      "Lien" means any mortgage, pledge, security interest, encumbrance, lien (statutory or other) or conditional sale agreement;

      "Net Worth" means, as of a specified date, the assets of GMA less their liabilities (including adequate reserves for professional liability claims and accrued medical claims), computed in accordance with GAAP on a basis consistent with the Financial Statements;

      "Occurrences" -- See Section 3.22(b);

      "Permits" shall mean any and all permits, legal status, orders or contracts under any Legal Requirement or otherwise granted by any Governmental Authority,

      "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or Government;

      "Plans" -- See Section 3.20;

      "Professional Liability Lawsuits" -- See Section 3.22(a);

      "Tax Returns" shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any governmental body in connection with the determination, assessment, collection or administration of any Taxes;

      "Taxes" shall mean for all purposes of this Agreement all taxes however denominated, including any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any governmental body, which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workmen's compensation taxes and other obligations of the same or a similar nature, whether arising before, on or after the Closing; and "Tax" shall mean any one of them.

                                  ARTICLE II

                                  THE MERGER

      SECTION 2.1. THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, the GMA shall be merged with and into Acquisition Sub (the "Merger"). The separate existence and corporate organization of GMA shall thereupon cease and GMA and Acquisition Sub shall thereupon be a single corporation. Acquisition Sub shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue its existence under the provisions of the Florida Business Corporation Act (the "Florida Act").

      SECTION 2.2. EFFECTIVE DATE OF THE MERGER. On the Closing Date, a certificate of merger (the "Articles of Merger") shall be executed by GMA and Acquisition Sub and shall be filed with the Secretary of State of the State of Florida. The Merger shall become effective at such time as the Certificate of Merger is filed with the Secretary of State of the State of Florida, such time being hereinafter called the "Effective Time."

      SECTION 2.3. ARTICLES OF INCORPORATION. The Articles of Incorporation of Acquisition Sub as in effect immediately prior to the Effective Time shall be and remain the Articles of Incorporation of the Surviving Corporation from and after the Effective Time until amended as provided by law.

      SECTION 2.4. BY-LAWS. The By-Laws of Acquisition Sub as in effect immediately prior to the Effective Time shall be and remain the By-Laws of the Surviving Corporation from and after the Effective Time until amended as provided by law.

      SECTION 2.5. DIRECTORS AND OFFICERS. Acquisition Sub and Metropolitan shall, at Closing, cause Noel Guillama, Donald Cohen and Martin Harrison to be appointed as directors of the Surviving Corporation. The officers of Acquisition Sub who shall serve as the officers of the Surviving Corporation until their successors have been elected or appointed and shall have qualified in accordance with the Florida Act and the articles of incorporation and by-laws of the Surviving Corporation shall be Martin Harrison, President and Noel Guillama as Secretary/Vice President/Treasurer.

      SECTION 2.6. CLOSING. The closing of such Merger (the "Closing") shall be effective July 1, 1997 or at such later date as the parties hereto shall agree in writing (the "Closing Date"), and shall be held at the offices of the counsel for Acquiror.

      SECTION 2.7. CONVERSION OF GMA COMMON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of capital stock of Acquiror, Acquisition Sub, GMA or Shareholder: (i) the shares of Common

Stock of Acquisition Sub purchased, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding, and, as a result of the Merger and without any action on the part of the holder thereof, shall remain and thereafter shall be all of the issued and outstanding shares of capital stock of the Surviving Corporation; (ii) all of the shares of GMA shall be converted into and shall become, without further action on the part of the of the Shareholder, the right to receive the following consideration which shall be delivered to the Shareholder at Closing (unless otherwise herein provided):

      (a) $300,000 evidenced by a cashier's check or wire transfer, delivered or transmitted at Closing.

      (b) A promissory note in the principal amount of $400,000, the form of which is attached as Exhibit 2.7(b).

      (c) An aggregate of 523,077 shares of common stock, $.001 par value per share, of Metropolitan, all of which shall be issued at Closing in the name of the Shareholder, 366,154 shares of which shall be delivered to the Shareholder at Closing (the "Initial Exchange Consideration") and 156,923 shares of which shall be held in escrow, pursuant to the terms of an escrow agreement, the form and substance of which is attached as Exhibit 2.7(b).

      (d) Within 90 calendar days after each of June 30, 1998 and June 30, 1999, the Acquiror shall cause its independent auditing firm to deliver to the Shareholder a report of the EBITDA of GMA operations for the 12-month period then ended. In the event that GMA operations produce EBITDA for the 12-month period ended June 30, 1998 ("1998 EBITDA") equal to at least 80% of the amount of EBITDA produced by GMA for the 12-month period ended June 30, 1997 (as determined by the accountants for Acquiror and the accountants for the Shareholder), the Acquiror shall cause the escrow agent to deliver to the Shareholder 104,615 shares of Metropolitan Common Stock. In the event that GMA operations produce EBITDA for the 12-month period ended June 30, 1999 ("1999 EBITDA") equal to at least 80% of the amount of the EBITDA produced by GMA operations for the 12- month period ended June 30, 1998, the Acquiror shall cause the escrow agent to deliver to the Shareholder 52,308 shares of Metropolitan Common Stock.

            In the event that for the 12-month periods ended June 30, 1998 and/or 1999, GMA operations produce EBITDA that is less than that herein required to permit the escrow agent to deliver to the Shareholder the full number of shares of Metropolitan Common Stock specified in the preceding paragraph, the following percentages of the number of shares of Metropolitan Common Stock that otherwise would have been delivered to the Shareholder shall be delivered to him (each certificate therefor to be dated as of the Closing) by the escrow agent:

            (i) if EBITDA for a 12-month period is at least 75%, but less than 80%, of the EBITDA for the immediately preceding 12-month period, then 65% of the escrowed shares to be delivered to the Shareholder for such period shall be delivered to the Shareholder;

            (ii) if EBITDA for a 12-month period is at least 70%, but less than 75%, of the EBITDA for the immediately preceding 12-month period, then 60% of the escrowed shares to be delivered to the Shareholder for such period shall be delivered to the Shareholder;

            (iii) if EBITDA for a 12-month period is at least 65%, but less than 70%, of the EBITDA for the immediately preceding 12-month period, then 55% of the escrowed shares to be delivered to the Shareholder for such period shall be delivered to the Shareholder;

            (iv) if EBITDA for a 12-month period is at least 60%, but less than 65%, of the EBITDA for the immediately preceding 12-month period, then 50% of the escrowed shares to be delivered to the Shareholder for such period shall be delivered to the Shareholder;

            (v) if EBITDA for a 12-month period is less than 60% of the EBITDA for the immediately preceding 12-month period, then none of the escrowed shares to be delivered to the Shareholder for such period shall be delivered to the Shareholder.

            Any shares of Metropolitan Common Stock held in escrow hereunder that are not delivered from escrow to the Shareholder by reason of the amount of EBITDA for any given period being less than 80% of the amount of EBITDA for the preceding 12-month period shall be cancelled.

            The Acquiror shall provide to the Shareholder, his accountants and advisors full access to its books, records (including work papers of its independent and in-house accountants), facilities and employees involved in the GMA operations, as well as all other employees and personnel of the Acquiror having knowledge of the GMA operations, and all such persons shall cooperate with the Shareholder, and the Shareholder shall cooperate with the Acquiror in preparing the annual report of EBITDA or in investigating the basis of any dispute in connection therewith.

      The shares of Metropolitan Common Stock to be received by the Shareholder, pursuant to this Section 2.7(d), shall be referred to as the "Additional
Exchange Consideration." The Initial Exchange Consideration and the Additional Exchange Consideration shall be referred to collectively as the "Exchange Consideration."

      (e) INTENTIONALLY LEFT BLANK.

      (f) Pursuant to the terms and conditions set forth in this Section 2.7(f) the Shareholder shall have the right, but not the obligation to sell up to 100,000 shares of the Company's Common Stock received in this Agreement, beginning July 1, 1998 and ending June 30, 1999 (the "Initial Block"). During such period, the Shareholder shall sell no more than 25,000 shares of the Initial Block in any one calendar month. In the event that average closing bid price of the shares of Metropolitan's Common Stock is less than $6.50 per share for the five trading day period up to and including the day of sale, Acquiror shall make up the deficiency between $6.50 per share and such average trading price by providing Shareholder cash equal to such deficiency. Such deficiency shall be payable to the Shareholder by cashier's check or wire transfer within thirty (30) days after the Shareholder shall have given written notification of evidence of such sale to the Acquiror. Notwithstanding anything to the contrary contained in this Section 2.7(f), the Shareholder's rights under this section shall be subject to the volume limitations on the amount of securities that may be sold under Rule 144 of the Securities Act of 1933, as amended. Furthermore, Shareholder's rights under this Section 2.7(f) shall terminate in the event that the closing bid price of Metropolitan's Common Stock equals or exceeds $7.50 per share for fifteen (15) trading days in any calendar month (the "Price Limit"). Such termination provision, shall be effective for the 25,000 share increments for each month in which the Price Limit is achieved and shall not be retroactive prior to the month in which the Price Limit is achieved and shall only apply to the portion of the Initial Block or Second Block of shares owned by the Shareholder at the end of the month in which the Price Limit applies. In addition, Shareholder shall have the right but not the obligation to sell an additional 100,000 shares of the stock received under the Agreement during the period beginning February 13, 1999 and ending February 12, 2000 (the "Second Block"). This Second Block shall have the same price protection and shall be subject to termination provisions as set forth in the paragraph above. The Price Limit with respect to the Second Block shall only apply to the Second Block during the period February 13, 1990 through February 12, 2000, and during said period of time,in the event there is an overlap of the Initial Block and the Second Block, the provisions of the Price Limit shall apply first to the Initial Block and then to the Second Block. In the event any of the shares are still available for sale on February 13, 1999, the sale limitation of 25,000 shares per month shall be a total of 25,000 shares for both the Initial and Second Block. In the event that there is a default under the Security Agreement, the sale amount limitation of 25,000 shares per month under this Section 2.7(f) and Acquiror's rights under Section 2.7(g) shall terminate.

            Prior to the sale of any of the securities which are the subject of this Section 2.7(f), Shareholder shall notify Acquiror, in writing, of its intention to sell such securities and the amounts thereof. If, within two (2) business days after such notice, the Acquiror does not accept in writing the offer to purchase such securities, Shareholder shall be free to sell such securities. Any election by the Acquiror at any time not to exercise its right of first refusal hereunder shall not affect its right of first refusal for future transactions hereunder. The provisions of this Section 2.7(f) shall be referred to as the "Shareholder Sale Option."

            Any shares that constituted a portion of the Initial Block or Second Block which, because of the Price Limit, are no longer a subject to the terms and conditions of this Section 2.7(f), shall nevertheless continue to be subject to the terms and conditions of Section 2.7(h). Subject to any contractual lock-ups of Shareholder, the provisions of this Section 2.7(f) shall not effect the right of Shareholder to sell all or any portion of the Metropolitan Common Stock in excess of the Initial or Second Block.

      (g) At any time beginning July 1, 1998, the Acquiror shall have the option, but not the obligation, to require the Shareholder from time to time sell, transfer, convey, assign and deliver to the Acquiror or any assignee of Acquiror, up to 200,000 shares of Metropolitan Common Stock received by the Shareholder hereunder that are the subject of the Initial Block or Second Block (less any shares as to which Shareholder has sold or as to which his right to sell has been terminated pursuant to Section 2.7(f) for a price of the greater of $6.50 per share or 80% of the Market Value per share. For purposes o this
Section 2.7(g) Market Value shall be the average of the closing bid price for the five trading days prior to exercise of the option, which amount shall be paid to the Shareholder by cashier's check or wire transfer within thirty (30) days after the exercise of such option. The shares of Metropolitan Common Stock to be delivered by the Shareholder shall be free and clear of all liens, claims, charges and encumbrances of whatever nature, other than the lock-up agreement entered into by Shareholder at the Closing. The Acquiror's right to exercise the option herein granted shall expire at midnight, Miami time, two (2) years from the Closing.

      (h) In the event that during any twenty (20) consecutive trading day period beginning on the second anniversary of the Closing and ending two (2) months thereafter, the average closing bid price of the shares of Metropolitan Common Stock is less than $6.50, the Acquiror shall deliver to the Shareholder additional shares of Metropolitan Common Stock determined in accordance with the following formula: the sum of $3,400,000 (less the product of any shares sold by Shareholder pursuant to Section 2.7(d) times $6.50) shall be divided by the average closing bid price per share of Metropolitan Common Stock for such twenty
(20) consecutive trading day period during which the average closing bid price of such shares is the lowest, and from the amount so determined, which shall be the total number of shares of Metropolitan Common Stock to which the Shareholder is entitled pursuant to this agreement, there shall be deducted 523,077 (or the number of shares then held by Shareholder after any sales prior to the second anniversary of the Closing whether pursuant to such Section 2.7 or otherwise, but in all events, excluding any shares cancelled, the number of such shares that the Shareholder originally was entitled to receive, and the difference shall represent the additional number of shares that immediately shall be transferred and delivered by the Acquiror to the Shareholder. For purposes of this paragraph (h) the term "Metropolitan Common Stock shall mean any shares into which such shares shall have been converted or changed by reason of any reorganization, recapitalization of the corporate change and the number of such shares shall take into account any stock split or reverse stock split whereby the number of shares of the Shareholder is changed by reason of any corporate change.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

      The Shareholder hereby represents, warrants and agrees as follows:

      SECTION 3.1. CORPORATE ORGANIZATION. GMA is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted. Copies of the Articles of Incorporation and By-laws (or equivalent documents) of GMA, with all amendments thereto to the date hereof, are attached as Section 3.1 of the Disclosure Schedule, and such copies are accurate and complete as of the date hereof.

      SECTION 3.2. CAPITALIZATION OF GMA; TITLE TO THE SHARES. The authorized capital stock of GMA consists of (a) one thousand (1000) shares of common stock, par value $1.00 per share, of which one hundred (100) shares (the "Shares") are outstanding. All of the Shares have been duly authorized and validly issued, and are fully paid and nonassessable and no personal liability attaches to the ownership thereof. The Shares are the sole outstanding shares of capital stock of GMA, and there are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any of the Shares or any unissued or treasury shares of capital stock of GMA. The Shareholder has, and will have at the Closing, valid and marketable title to all of the Shares, free and clear of any liens, claims, charges, security interests or other legal or equitable encumbrances, limitations or restrictions.

      SECTION 3.3. SUBSIDIARIES AND EQUITY INVESTMENTS. GMA owns no interest in any other entity.

      SECTION 3.4. AUTHORIZATION AND VALIDITY OF AGREEMENTS. The Shareholder has the power to enter into this Agreement and the Collateral Agreements and to carry out its obligations hereunder and thereunder. This Agreement has been duly executed by the Shareholder and constitutes the valid and binding obligation of the Shareholder and is enforceable against the Shareholder in accordance with its terms.

      SECTION 3.5. NO CONFLICT OR VIOLATION. The execution, delivery and performance of this Agreement and all Collateral Agreements by the Shareholder does not and will not violate or conflict with any provision of the Articles of Incorporation or By-laws of GMA (copies of which have previously been delivered to the Acquiror), and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate nor will it result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which GMA or the Shareholder is a party or by which either of them is bound or to which any of its or his respective properties or assets is subject, nor will it result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of GMA, nor will it result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits, authorizations or approvals referred to in Section 3.16.

      SECTION 3.6. CONSENTS AND APPROVALS. Section 3.6 of the Disclosure Schedule sets forth a true and complete list of each consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, and each declaration to or filing or registration with any such governmental or regulatory authority, that is required in connection with the execution and delivery of this Agreement by the Shareholder or the performance by the Shareholder and GMA of their obligations hereunder.

      SECTION 3.7. FINANCIAL STATEMENTS. The Shareholder has heretofore furnished to the Acquiror (a) audited financial statements as of and for the year ended on December 31, 1995, accompanied by the reports thereon of GMA's accountants, and (b) copies of the unaudited June 30, 1997 financial statements listed in Section 3.7 of the Disclosure Schedule, certified by the chief executive officer of GMA (the audited financial statements listed in clause (a) above being hereinafter referred to as the "Audited Financial Statements", and all the financial statements referred to in clauses (a) and (b) above being hereinafter collectively referred to as the "Financial Statements"). The Financial Statements, including the notes thereto, (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto and, as interim unaudited statements, except for the absence of footnotes thereto), (ii) present fairly the financial position, results of operations and changes in financial position of GMA as of such dates and for the periods then ended (subject, in the case of the unaudited interim Financial Statements, to normal year-end audit adjustments consistent with prior periods and which are not material), (iii) are complete, correct and in accordance with the books of account and records of GMA, (iv) can be reconciled with the financial statements and the financial records maintained and the accounting methods applied by GMA for federal income tax purposes, (v) reflect accurately all accrued costs and expenses of GMA, and
(vi) contain all entries recommended by the GMA's Accountants.

      SECTION 3.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1995 and except as set forth in Section 3.8 of the Disclosure Schedule:

      (a) GMA has operated in the ordinary course of business consistent with past practice and there has not been any material adverse change in the assets, properties, business, operations, prospects, net income or financial condition of GMA. Neither the Shareholder nor the GMA knows of any event, condition, circumstance or prospective development which threatens to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of GMA;

      (b) GMA has not taken any actions of a type referred to in Section 5.1 that would have required the consent of the Acquiror if such action were to have been taken during the period between the date hereof and the Closing;

      (c) there have not been any changes in any method of accounting or accounting practice of GMA; and

      (d) there have not been any loss of the employment, services or benefits of any key employee.

      SECTION 3.9.  TAX MATTERS.

      (a) All Tax Returns required to be filed before the Closing in respect of GMA has been filed, and GMA has paid, accrued or otherwise adequately reserved for the payment of all Taxes required to be paid in respect of the periods covered by such returns and has adequately reserved for the payment of all Taxes with respect to periods ended on or before the Closing for which tax returns have not yet been filed. All Taxes of GMA have been paid or adequately provided for and the Shareholder knows of no proposed additional tax assessment against GMA not adequately provided for in the Financial Statements. In the ordinary course, GMA makes adequate provision on its books for the payment of Taxes (including for the current fiscal period) owed by GMA. Copies of all tax returns for the fiscal years ended December 31, 1993 through 1995 have been furnished to the Acquiror and such copies are accurate and complete as of the date hereof. GMA has also furnished to the Acquiror correct and complete copies of all material notices and correspondence sent or received since December 31, 1993 by GMA to or from any federal, state or local tax authorities. GMA is not a party to any agreement with respect to the sharing or allocation of taxes or tax costs.

      (b) GMA has not filed a consent to the application of Section 341(f) of the Internal Revenue Code of 1986 (the "Code").

      (c) GMA is not and has not been United States real property holding companies (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code.

      (d) No indebtedness of GMA is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code.

      SECTION 3.10. POST-1995 CHARGES. Section 3.10 of the Disclosure Schedule sets forth a true and complete list of each dividend, management fee, interest or any other similar charge that has been incurred or paid since December 31, 1995, by GMA.

      SECTION 3.11. ABSENCE OF UNDISCLOSED LIABILITIES. GMA has no indebtedness or liability, absolute or contingent, known or unknown, which is not shown or provided for on the balance sheets of GMA as of that date included in the 1995 Financial Statements other than liabilities incurred or accrued in the ordinary course of business since December 31, 1995. Except as shown in such balance sheets, in the notes to the Financial Statements or in Section 3.11 of the Disclosure Statement, GMA is not directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any Person, except endorsements in the ordinary course of business in connection with the deposit of items for collection.

      SECTION 3.12. INTERESTS IN REAL PROPERTY. GMA does not own any real property.

      SECTION 3.13.  LEASES.

      (a) Section 3.13 of the Disclosure Schedule sets forth a list of all properties in which GMA has a leasehold interest, as of the date hereof (each, a "Lease" and collectively, the "Leases").

      (b) No Lease has been modified or amended in writing except as set forth in Section 3.13 of the Disclosure Schedule. Neither GMA, nor, to the Shareholder's knowledge, any other party thereto is in breach of or default (and no event has occurred which, with due notice or lapse of time or both, may constitute such a breach or default) under any Lease, and no party to any Lease has given GMA written notice of or made a claim with respect to any breach or default, the consequences of which, individually or in the aggregate, might result in the termination of such Lease or have a material adverse effect on GMA.

      (c) None of the property subject to a Lease is subject to any sublease, license or other agreement granting to any Person any right to the use, occupancy or enjoyment of such property or any portion thereof.

      SECTION 3.14. PERSONAL PROPERTY. Section 3.14 of the Disclosure Schedule sets forth a complete and correct list and brief description of each item of machinery, equipment, furniture, fixtures and other tangible personal property owned, leased or used by GMA having an original purchase cost or aggregate lease cost to GMA which exceeds $5,000 (the "Machinery and Equipment"). Except as set forth in Section 3.14 of the Disclosure Schedule, GMA owns outright and has good title, free and clear of all title defects and objections, security interests, liens, charges and encumbrances of any nature whatsoever (other than the lien of current property taxes and assessments not in default, if any, liens of landlords and other lessors arising under statute, and other liens, claims and encumbrance or charges that do not in any material respect detract from the value of the Machinery and Equipment or interfere with any material way with the present use thereof) to the Machinery and Equipment shown on Section 3.14 of the Disclosure Schedule as owned by it and to all the machinery, equipment, furniture, fixtures, inventory, receivables and other tangible or intangible personal property reflected on the balance sheet included in the 1995 Financial Statements and all such property acquired since the date thereof, except for sales and dispositions in the ordinary course of business since such date. None of the title defects, objections, security interests, liens, charges or encumbrances (if any) listed on Section 3.14 of the Disclosure Schedule adversely affects the value of any of the items of personal property to which it relates or interferes with its use in the conduct of business of GMA. Except as set forth in Section 3.14 of the Disclosure Schedule, GMA holds good and transferable leaseholds in all of the Machinery and Equipment shown on Section
3.14 of the Disclosure Schedule as leased by it, in each case under valid and enforceable leases. GMA is not in breach of or default (and no event has occurred which, with due notice or lapse of time or both, may constitute such a lapse or default) under any lease of any material items of Machinery and Equipment purported to be leased by it. The Machinery and Equipment and other personal property now owned, leased or used by GMA is sufficient and adequate to carry on its business as presently conducted and all items thereof are in good operating condition and repair, reasonable wear and tear excepted. GMA does not hold any personal property of any other person, firm or corporation pursuant to any consignment or similar arrangement.

      SECTION 3.15.  INTENTIONALLY LEFT BLANK.

      SECTION 3.16.  LICENSES, PERMITS AND GOVERNMENTAL APPROVALS.

      (a) Section 3.16 of the Disclosure Schedule sets forth a true and complete list of all licenses, permits, franchises, authorizations and approvals issued or granted to GMA by the Government of the United States, any state or local government, or any department, agency, board, commission, bureau or instrumentality of any of the foregoing (the "Licenses and Permits"), and all pending applications therefor. Such list specifies the date issued, granted or applied for, the expiration date and the current status thereof. Each License and Permit has been duly obtained, is valid and in full force and effect, and, to the Shareholder's knowledge, is not subject to any pending or threatened administrative or judicial proceeding to revoke, cancel, suspend or declare such License and Permit invalid in any respect. The Licenses and Permits are sufficient and adequate in all respects to permit the continued lawful conduct of the GMA's business in the manner now conducted and as has been proposed by GMA to be conducted, and none of the operations of GMA's business are being conducted in a manner that violates any of the terms or conditions under which any License and Permit was granted. Except as set forth in Section 3.16 of the Disclosure Schedule, no such License and Permit will in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

      (b) To the knowledge of the Shareholder after due inquiry, no physician employed by or acting as an independent contractor for GMA ever has (i) had his/her license to practice medicine in any jurisdiction denied, surrendered, limited, suspended, revoked or subject to probationary conditions or is subject to any pending proceedings regarding any of the foregoing, (ii) had his/her Federal or State Drug Enforcement Agency controlled substance authorization denied, revoked, suspended, reduced or not renewed or has been subject to institution of, or is subject to any pending proceedings regarding any of the foregoing, (iii) had his/her membership in any local, state or national medical professional society or organization revoked, suspended or not renewed or is subject to any pending proceedings regarding any of the foregoing, (iv) received treatment for alcoholism, drug abuse, sexual misconduct or psychiatric disorders, or (v) advised GMA (each such physician having been asked by GMA regarding such matters) that he/she has been the subject of administrative sanctions or been suspended from or lost eligibility for participating in Medicare, Medicaid or other governmental or non-governmental medical insurance programs or is subject to any pending proceedings regarding any of the foregoing.

      SECTION 3.17. COMPLIANCE WITH LAW. The operations of GMA have been conducted in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over GMA and its assets, properties and operations, including, without limitation, all such laws, regulations, orders and requirements promulgated by or relating to consumer protection, equal opportunity and health, and to the knowledge of Shareholder, environmental protection, architectural barriers to the handicapped, fire, zoning and building and occupation safety. GMA has not received notice of any violation of any such law, regulation, order or other legal requirement, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any national, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to GMA or any of its assets, properties or operations. GMA does not have knowledge of any proposed change in any such laws, rules or regulations (other than laws of general applicability) that would materially and adversely affect the transactions contemplated by this Agreement or all or a material part of the GMA's business. The GMA's business does not depend upon or result from any payments, direct or indirect, in the nature of bribes, kick-backs, or similar payments to any government or agency thereof or any other Person or in the nature of contributions to any domestic or foreign political party or candidate.

      SECTION 3.18. LITIGATION. Except as set forth in Section 3.18 of the Disclosure Schedule, there are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to the Shareholder's knowledge, threatened before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against GMA or any of its officers, directors, employees, agents or affiliates involving, affecting or relating to any assets, properties or operations of GMA or the transactions contemplated by this Agreement, nor is any basis known to the Shareholder for any such action, suit, proceeding or investigation. Section 3.18 of the Disclosure Schedule sets forth a list and a summary description of all such pending actions, suits, proceedings, disputes or investigations. Neither GMA nor any of its assets or properties is subject to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, that affects or might materially affect its assets, properties, operations, prospects, net income or financial condition or which would or might interfere with the transactions contemplated by this Agreement.

      SECTION 3.19. CONTRACTS. Section 3.19 of the Disclosure Schedule sets forth a true and complete list and a summary description of all contracts, agreements and other instruments to which GMA is a party or otherwise relating to or affecting any of its assets, properties or operations, including, without limitation, all written or oral, express or implied, (a) contracts, agreements and commitments not made in the ordinary course of business; (b) purchase and supply contracts; (c) contracts, loan agreements, repurchase agreements, mortgages, security agreements, trust indentures, promissory notes and other documents or arrangements relating to the borrowing of money or for lines of credit; (d) leases and subleases of real or personal property; (e) agreements and other arrangements for the sale of any assets other than in the ordinary course of business or for the grant of any options or preferential rights to purchase any assets, property or rights; (f) documents granting any power of attorney with respect to the affairs of GMA; (g) contracts or commitments limiting or restraining GMA from engaging or competing in any lines of business or with any person, firm, or corporation; (h) partnership and joint venture agreements; and (i) all amendments, modifications, extensions or renewals of any of the foregoing (the foregoing contracts, agreements and documents are hereinafter referred to collectively as the "Commitments" and individually as a "Commitment"). Each Commitment is valid, binding and enforceable against the parties thereto in accordance with its terms, and in full force and effect on the date hereof. GMA has performed all obligations required to be performed by it to date under, and is not in default in respect of, any Commitment, and to the Shareholder's knowledge no event has occurred which, with due notice or lapse of time or both, would constitute such a default. To the Shareholder's knowledge, no other party to any Commitment is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. GMA has delivered to the Acquiror true and complete originals or copies of all the Commitments.

      SECTION 3.20.  EMPLOYEE PLANS.

      (a)   GMA has complied in all material  respects with the  requirements of
Section 4980B of the Code and Sections 601 to 608 of ERISA relating to continuation coverage for group health plans. Schedule 3.20(a) of the Disclosure Schedule lists every pension, savings, retirement, severance health, insurance or other employee benefit plan (collectively referred to herein as the "Plans") which GMA maintains, or has any obligation to contribute to.

      (b) All of the full-time employees of GMA as of June 30, 1997 are listed on Schedule 3.20(b) of the Disclosure Schedule. For each of such employees, GMA has either paid or adequately provided for the payment of all accrued benefits such employees are entitled to receive as of the Closing, including, without limitation, all accrued vacation, sick or personal time and benefits due under any Plans.

      SECTION 3.21. INSURANCE. Section 3.21 of the Disclosure Schedule lists the fidelity bonds and the aggregate coverage amount and type and generally applicable deductibles of all policies of title, liability, fire, casualty, business interruption, workers' compensation, disability and other forms of insurance insuring the properties, assets and operations of the business of GMA. GMA has furnished a true, complete and accurate copy of all such policies and bonds to the Acquiror. Except as set forth in Section 3.21 of the Disclosure Schedule, all such policies and bonds are in full force and effect, underwritten by financially sound and reputable insurers (to the Shareholder's knowledge) and sufficient for all applicable requirements of law and will not in any way be effected by or terminated or lapsed by reason of the consummation of the transactions contemplated by this Agreement. The Shareholder shall use his best efforts to cause GMA to maintain the coverage under all policies and bonds listed in Section 3.21 of the Disclosure Schedule in full force and effect until the Closing. GMA is not in material default under any provisions of any such policy of insurance and has not received notice of cancellation of any such insurance. Except as set forth in Section 3.21 of the Disclosure Schedule, there is no claim by GMA pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. GMA has not received any written notice from or on behalf of any insurance carrier issuing such policies, that insurance rates will hereafter be substantially increased (except to the extent that insurance rates may be increased for all similarly situated risks), that there will hereafter be a cancellation, or an increase in a deductible (or an increase in premiums in order to maintain an existing deductible) or non-renewal of existing policies, or that alteration of any equipment or any improvements to real estate occupied by or leased to or by GMA, purchase of additional equipment, or modification of any of the methods of doing business of GMA, will be required or suggested.

      SECTION 3.22.  PROFESSIONAL LIABILITY LAWSUITS.

      (a) Except as set forth in Schedule 3.22 to the Disclosure Schedule: (i) there is no notice, demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation or investigation of a civil, criminal or administrative nature before any court or governmental or other regulatory or administrative agency, commission or authority, domestic or foreign, against or involving any professional services performed in connection with or on behalf of GMA, or class of claims or lawsuits involving the same or similar services performed in connection with or on behalf of GMA which is pending or threatened (collectively, "Professional Liability Lawsuits") which, if determined adversely, would have a material adverse effect on GMA and (ii) to the knowledge of the Shareholder there has not been any Occurrence.

      (b) For purposes of this Section 3.22, the term "Occurrence" shall mean any accident, happening or event which takes place at any time which is caused or allegedly caused by any such accident, happening or event otherwise involving any professional services performed in connection with or on behalf of GMA that is likely to result in a claim or loss.

      SECTION 3.23. PROPRIETY OF PAST PAYMENTS. To the Shareholder's knowledge, no funds or assets of GMA have been used for illegal purposes; no unrecorded funds or assets of GMA have been established for any purpose; no accumulation or use of GMA's corporate funds or assets has been made without being properly accounted for in the respective books and records of GMA; all payments by or on behalf of GMA have been duly and properly recorded and accounted for in GMA's books and records; no false or artificial entry has been made in the books and records of GMA for any reason; no payment has been made by or on behalf of GMA with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; GMA has not made, directly or indirectly, any illegal contributions to any political party or candidate.

      SECTION 3.24.  INTENTIONALLY LEFT BLANK.

      SECTION 3.25. ENVIRONMENTAL MATTERS. GMA has obtained and maintained in effect all licenses, permits and other authorizations which it is required to maintain under all applicable laws, regulations and other requirements of governmental or regulatory authorities relating to pollution or to the protection of the environment ("Environmental Laws") and to the extent it is so required, it is in compliance with all Environmental Laws and with all such licenses, permits and authorizations. To the Shareholder's knowledge, GMA has not performed or suffered any act which could give rise to, or has otherwise incurred, liability to any person (governmental or not) under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq. or any other Environmental Laws, nor has GMA received notice of any such liability or any claim therefor or submitted notice pursuant to Section 103 of such Act to any governmental agency with respect to any of its assets.

      SECTION 3.26.  LABOR MATTERS.

      (a) Except as set forth in Section 3.26 of the Disclosure Schedule: (i) GMA is not a party to any outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for the payment of any bonus or commission; (ii) GMA is not a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law); (iii) GMA is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by GMA nor does GMA know of any activities or proceedings of any labor union to organize any such employees. GMA has furnished to the Acquiror complete and correct copies of all such agreements ("Employment and Labor Agreements"). GMA has not breached or otherwise failed to comply with any provisions of any employment or Labor Agreement, and there are no grievances outstanding thereunder.

      (b) Except as set forth in Section 3.26 of the Disclosure Schedule: (i) GMA is in compliance with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment; (ii) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"); (iii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to the Shareholder's knowledge, threatened against or affecting GMA, and GMA has not experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or with respect to employees of GMA since December 31, 1994; (iv) there is no representation claim or petition pending before the NLRB and no question concerning representation exists relating to the employees of GMA, (v) there are no charges with respect to or relating to GMA pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices; (vi) GMA has received no formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of GMA and no such investigation is in progress.

      SECTION 3.27. ACCURACY OF INFORMATION. None of the Shareholder's representations, warranties or statements contained in this Agreement, or in the exhibits hereto, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make any of such representations, warranties or statements not materially misleading. To the Shareholder's Knowledge, all information relating to GMA which is known to the Shareholder and which may be material to a purchaser for value of the capital stock of GMA has been disclosed in writing to the Acquiror and any such information arising on or before the Closing will forthwith be disclosed in writing to the Acquiror.

      SECTION 3.28. SURVIVAL. Each of the representations and warranties set forth in this Article III shall be deemed represented and made by the Shareholder at the Closing as if made at such time and shall survive the Closing for a period terminating on the later of (a) the thirty (30) month anniversary and (b) with respect to claims asserted pursuant to Sections 9.1 and 9.2 before the expiration of the applicable representation or warranty, on the date such claim is finally liquidated or otherwise resolved, provided that, notwithstanding anything to the contrary contained herein, the representations and warranties in Sections 3.2 shall survive indefinitely and the representations and warranties in Section 3.9 shall survive until all applicable statute of limitations have expired .

      SECTION 3.29.  MEDICARE/MEDICAID.

      (a) The operations of GMA have complied in all material respects with all laws relating to Medicare and any other applicable federal or state laws, rules or regulations relating to the filing of false claims or payments for referrals; and there is not and will not be any liability arising from or related to any violations thereof.

      (b) GMA has not received any notice from any governmental body or other person alleging any of them has failed to comply with any such law, rule or regulation.

      (c) There are no claims, actions, payment reviews, outside of the ordinary course of business, or appeals pending or, to the knowledge of GMA and the Shareholder, threatened before any commission, board or agency, including, without limitation, any intermediary or carrier, the Administrator of the Health Care Financing Administration, or the Florida Department of Health and Rehabilitative Services or any other state or federal agency with respect to any Medicare or Medicaid claims filed by GMA on or before the date hereof or program compliance matters, which would materially and adversely affect GMA, or the consummation of the transactions contemplated hereby.

      (d) No validation review or program integrity review outside of the course of normal claims adjudication related to GMA has been conducted by any commission, board or agency in connection with the Medicare or Medicaid program, and no such reviews are scheduled, pending or threatened against or affecting GMA or the consummation of the transactions contemplated hereby.

      SECTION 3.30. AUDITS/ACCOUNTINGS. Except as disclosed on Section 3.30 of the Disclosure Schedule and except as occurring in the ordinary course of business relating to submitted claims for Medicare and third party payor reimbursements, there are no audits, accountings or payment reviews pending or, to the knowledge of the Shareholder, threatened in connection with any agreements with physicians or with insurance companies, managed care plans, employers, or other third party payors ("Third Parties"), and except as disclosed on Section 3.30 of the Disclosure Schedule there are no disputes of a material amount owed under any such agreements that have not been appropriately reconciled. GMA is not a party to any risk-pooling agreements or arrangements whatsoever. Disclosed on Section 3.30 of the Disclosure Schedule is a list of all such third parties with which GMA has contracts. No Third Party has threatened to terminate its relationship with GMA.

      SECTION 3.31. ACCOUNTS RECEIVABLE. All accounts receivable of GMA that are reflected on the balance sheet or the accounting records of GMA as of the Closing (collectively, the "Accounts Receivable") represent valid receivables arising from services actually rendered in the ordinary course of business of GMA. Although the Shareholder has not investigated or otherwise sought to determine the existence of any contest, claim or right of set-off relating to any individual account, he has no knowledge of any threatened contest or claim nor does he know of any right of set-off relating to any such account. Subject to the foregoing, Section 3.31 of the Disclosure Schedule contains a complete and accurate list and aging of all Accounts Receivable as of June 30, 1997.

                                   ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND ACQUISITION SUB

      The Acquiror, Acquisition Sub and their affiliates (collectively, for the purposes of this Article IV, the "Acquiror") hereby represent, warrant and agree as follows:

      SECTION 4.1.  CORPORATE ORGANIZATION; CAPITALIZATION.

      (a) The Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has all requisite power and authority (corporate and other) to own its properties and assets and to conduct its business as now conducted. Complete and correct copies of the Acquiror's Certificate and Articles of Incorporation and By-laws have been delivered to the Shareholder.

      (b) As of the date hereof, the authorized capital stock of each Acquiror consists of (i) 40,000,000 shares of the common stock, par value $.001 per share, of which __________ shares are outstanding and (ii) 10,000,000 shares of preferred stock, par value $.001 per share, none of which is issued or outstanding.

      SECTION 4.2. AUTHORIZATION AND VALIDITY OF AGREEMENTS. The Acquiror has the corporate power to enter into this Agreement and the Collateral Agreements and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the performance of the Acquiror's obligations hereunder have been duly authorized by the Boards of Directors of the Acquiror, and no other corporate proceedings on the part of the Acquiror are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by the Acquiror and is the legal, valid and binding obligation of the Acquiror, enforceable against the Acquiror in accordance with its terms.

      SECTION 4.3. NO CONFLICT OR VIOLATION. The execution, delivery and performance by the Acquiror of this Agreement and all Collateral Agreements do not and will not violate or conflict with any provision of the Articles of Incorporation or By-laws of the Acquiror, and do not and will not violate any provision of any agreement or instrument to which the Acquiror is a party or by which it is bound, or of any order, judgment or decree of any court or other governmental or regulatory authority to which the Acquiror is subject.

      SECTION 4.4. INVESTMENT INTENT. The Shares will be acquired hereunder solely for the account of the Acquiror for investment, and not with a view to the resale or distribution thereof, subject to the right of the Acquiror and to sell, assign, transfer or distribute any or all of the Shares to any corporation which is an Affiliate of the Acquiror.

      SECTION 4.5. NO DEFAULT OR CONSENTS. Neither the execution and delivery of this Agreement by the Acquiror nor the Acquiror's carrying out of the transactions contemplated hereby will:

      (i) violate or conflict with any of the terms, conditions or provisions of the Acquiror's certificate or articles of incorporation or bylaws;

      (ii)  violate any Legal Requirements applicable;

      (iii) violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any contract or Permit applicable to the Acquiror;

      (iv) result in the creation of any lien, charge or other encumbrance on the shares of capital stock or any property of the Acquiror; or

      (v) except for notice filings and any filings necessary to perfect an exemption from registration for stock issuances under Florida state securities or blue sky laws, require the Acquiror to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any Governmental Authority that has not been obtained or made.

      SECTION 4.6. NO PROCEEDINGS. No suit, action or other proceeding is pending or, to the Acquiror's knowledge, threatened before any Governmental Authority seeking to restrain the Acquiror or prohibit its entry into this Agreement or prohibit the Closing, or seeking Damages against the Acquiror or its properties as a result of the consummation of this Agreement.

      SECTION 4.7. REPORTS; FINANCIAL STATEMENTS. Acquiror has delivered to Shareholder a true, correct and complete copy of Acquiror's final prospectus filed with the Securities and Exchange Commission ("Acquiror's SEC Report"). The financial statements contained therein: (a) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, and

(b) fairly present the financial position of Acquiror as of the respective dates thereof and its results of operations and cash flows for the periods indicated in accordance for generally accepted accounting principles consistently applied. The Acquiror's SEC Report complies in form and content in all material respects with all applicable legal requirements, contains no misstatement of a material fact and does not omit to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading except as such SEC Report may have been amended or supplemented by subsequent SEC Reports or filings.

      SECTION 4.8. LITIGATION. Except as otherwise disclosed in the Acquiror's filings with the SEC, no material claims, actions, suits, proceedings, or investigations pending or, to the Company's knowledge, are threatened before any federal, state or local court or governmental regulatory authority, domestic or foreign involving, affecting or relating to any assets, properties or operations of Acquiror.


                                    ARTICLE V

                              ADDITIONAL COVENANTS

      SECTION 5.1.  CERTAIN CHANGES AND CONDUCT OF BUSINESS.

      (a) From and after the date of this Agreement and until the Closing, the Shareholder shall cause GMA to conduct, in all material respects, their business solely in the ordinary course consistent with past practices and, without the prior written consent of the Acquiror, the Shareholder will not, except as required or permitted pursuant to the terms hereof, permit GMA to:

            (i) make any material change in the conduct of their businesses and operations enter into any transaction other than in the ordinary course of business consistent with past practices;

            (ii) make any change in GMA's Articles of Incorporation or By-laws; issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

            (iii) (A) incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices

(the parties hereto recognize and affirm that the continuation of the existing cash management practices of GMA shall not be deemed, for any purpose, to be violative of the provisions hereof), or (B) issue any securities convertible or exchangeable for debt securities of GMA;

            (iv) make any sale, assignment, transfer, abandonment or other part thereof, except transactions pursuant to existing contracts set forth in the Disclosure Schedule and dispositions of inventory or of worn-out or obsolete equipment for fair or reasonable value in the ordinary course of business consistent with past practices;

            (v) subject any of its assets, or any part thereof, to any Lien or suffer such to be imposed other than such Liens as may arise in the ordinary course of business consistent with pact practices by operation of law which will not have a material adverse effect on GMA;

            (vi) redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or declare, set aside or pay any dividends or other distribution in respect of such shares provided that GMA may be permitted to make distributions to its Shareholder provided at Closing GMA's payables shall not exceed $36,000;

            (vii) acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

            (viii)enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

            (ix)  make or commit to make any material capital expenditure.

            (x) pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its Affiliates;

            (xi) guarantee any indebtedness for borrowed money or any other obligation of any other person;

            (xii) fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

            (xiii)take  any  other   action   that   would   cause  any  of  the
representations and warranties made by it in this Agreement not to remain true and correct in all material respects;

            (xiv) make  any  loan,   advance  or  capital   contribution  to  or
investment in any Person;

            (xv) make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in generally accepted accounting principles or write-down the value of any inventory or write-off as uncollectible any accounts receivable except in the ordinary course of business consistent with past practices;

            (xvi) settle, release or forgive any claim or litigation or waive any right;

            (xvii) commit itself to do any of the foregoing.

      (b)   From  and  after  the  date  hereof  and  until  the  Closing,   the
Shareholder will cause GMA to use its reasonable best efforts to:

            (i) continue to maintain, in all material respects, its properties in accordance with present practices in a condition suitable for their current use;

            (ii) file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

            (iii) continue to conduct their business in the ordinary course consistent with past practices;

            (iv) keep their books of account, records and files in the ordinary course and in accordance with existing practices; and

            (v) continue to maintain existing business relationships with suppliers and patients to the extent that such relationships are, at the same time, judged to be economically beneficial.

      SECTION 5.2. ACCESS TO PROPERTIES AND RECORDS. The Shareholder shall afford, and shall cause GMA to afford, to the Acquiror and the Acquiror's accountants, counsel and representatives full access during normal business hours throughout the period prior to the Closing (or the earlier termination of this Agreement pursuant to Article VIII) to all GMA's properties, books, contracts, commitments and records (including, but not limited to, tax returns) and, during such period, shall furnish promptly to the Acquiror all other information concerning GMA's business, properties and personnel as the Acquiror may reasonably request, provided that no investigation or receipt of information pursuant to this Section 5.2 shall affect any representation or warranty of the Shareholder or the conditions to the obligations of the Acquiror.

      SECTIONS 5.3. NEGOTIATIONS. From and after the date hereof, neither the Shareholder nor GMA, its officers or directors nor anyone acting on behalf of the Shareholder, GMA or such persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group (other than the Acquiror or its representatives) concerning any merger, sale of substantial assets, purchase or sale of shares of common stock or similar transaction involving GMA or any subsidiary thereof. The Shareholder shall promptly communicate to the Acquiror any inquiries or communications concerning any such transaction which they may receive or of which they may become aware.

      SECTIONS 5.4. CONSENTS AND APPROVALS. (a) The Shareholder, with the assistance of the Acquiror, (i) shall use its best efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement, and (ii) shall diligently assist and cooperate with the Acquiror in preparing and filing all documents of GMA required to be submitted by the Acquiror to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals with respect to GMA which may be required to be obtained by the Acquiror in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Acquiror all information concerning the Shareholder and GMA which counsel to the Acquiror determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

      SECTION 5.5.  INTENTIONALLY LEFT BLANK.

      SECTION 5.6. FURTHER ASSURANCES. Upon the request of the Acquiror at any time after the Closing, the Shareholder and the Acquiror will forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the Acquiror or its counsel or the Shareholder or his counsel may reasonably request in order to perfect title of the Acquiror and its successors and assigns to the Shares or otherwise effectuate the purposes of this Agreement, including perfecting the rights herein granted to the Shareholder.

      SECTION 5.7. BEST EFFORTS. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto will use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

      SECTION 5.8.  NOTICE OF BREACH.  Through the Closing,  the parties  hereto shall promptly give the other party written notice with particularity upon having knowledge of any matter that may constitute a breach of any representation, warranty, agreement or covenant contained in this Agreement. Through the Closing, the Shareholder shall promptly supplement the Disclosure Schedule (a "Supplement") after the occurrence of any event which changes or is likely to change in any material respect any statement made by the Shareholder in this Agreement or in the Disclosure Schedule. Within a ten (10) day period after receipt of such notice, the Acquiror may and shall inform the Shareholder of the Acquiror's election to either (a) waive such breach and consummate the transactions contemplated by the Agreement, (b) terminate the Agreement or (c) amend the Agreement (with the written concurrence of Shareholder) or to enter into such other arrangements as may be mutually satisfactory to the parties hereto.

                                  ARTICLE VI

                     CONDITIONS TO OBLIGATIONS OF ACQUIROR

      The obligations of the Acquiror to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing, of the following conditions, any one or more of which may be waived by the Acquiror in its sole discretion:

      SECTION 6.1. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. All representations and warranties made by the Shareholder in this Agreement shall be true and correct on and as of the Closing Date as if again made by the Shareholder on and as of such date.

      SECTION 6.2. PERFORMANCE OF SHAREHOLDER OBLIGATIONS. The Shareholder shall have performed in all respects all obligations required under this Agreement to be performed by them on or before the Closing.

      SECTION 6.3. CONSENTS AND APPROVALS. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing.

      SECTION 6.4. NO VIOLATION OF ORDERS. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of GMA shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

      SECTION 6.5. NO MATERIAL ADVERSE CHANGE. During the period from the date hereof to the Closing, there shall not have been any material adverse change in the assets, properties, business, operations, prospects, net income or financial condition of GMA.

      SECTION 6.6. OPINION OF COUNSEL. The Acquiror shall have received a favorable opinion, dated as of the Closing Date, from Stanley H. Kuperstein, Esq., counsel to the Shareholder, in form and substance reasonably satisfactory to the Acquiror and its counsel, that:

      (a) GMA is duly organized, validly existing and in good standing under the laws of the State of Florida, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted.

      (b) The authorized capital stock of GMA is as set forth in Section 3.1. All the Shares have been duly authorized and validly issued, and are fully paid and non-assessable. The Shares are the sole outstanding shares of capital stock of GMA, and, to such counsel's knowledge after due inquiry of the Shareholder, except as specifically provided in this Agreement, there are no outstanding options, warrants, agreements, conversion rights, preemptive rights, or other rights to subscribe for, purchase or otherwise acquire any of the Shares or any unissued or treasury shares of capital stock of GMA. To such counsel's knowledge, the transfer and delivery of the Shares by GMA to the Acquiror as contemplated by this Agreement will transfer to the Acquiror good and marketable title to all the Shares, free and clear of any liens, claims, charges, security interests or other legal or equitable encumbrances, limitations or restrictions.

      (c) This Agreement has been duly executed by the Shareholder and constitutes the legal, valid and binding obligation of the Shareholder, enforceable against him in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforceability of creditors' rights generally and except that the remedy of specific performance or similar equitable relief may be subject to equitable defenses and to the discretion of the court before which enforcement is sought.

      (d) The execution, delivery and performance by the Shareholder of this Agreement does not and will not violate any provision of law, nor to the knowledge of such counsel, will it violate any order, judgment or decree of any court or other governmental or regulatory authority, nor violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument known to such counsel after inquiry of the Shareholder, to which the Shareholder or GMA is a party or by which either of them is bound or to which any of their respective properties or assets are subject, nor, to the knowledge of such counsel, will result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of GMA, nor will result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits, authorizations or approvals referred to in Section 3.16.

      (e) To such counsel's knowledge, after inquiry of the Shareholder, neither the Shareholder nor GMA (i) has received notice of any violation of any such law, regulation, order or other legal requirement, or (ii) is in default with respect to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to GMA or any of its assets, properties or operations.

      (f) To such counsel's knowledge, after inquiry of the Shareholder, each of the Employee Plans is in compliance with the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect, including, but not limited to, ERISA, the Code, and applicable to such Employee Plans, where the failure so to comply would have a material adverse effect on the business of GMA.

      In giving such opinion, such counsel may rely upon certificates of public officials, upon opinions of local counsel and, as to matters of fact, upon certificates of the Shareholder or officers of GMA, and such counsel may assume that this Agreement has been duly authorized, executed and delivered by the Acquiror.

      SECTION 6.7. OTHER CLOSING DOCUMENTS. The Acquiror shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of the Shareholder or in furtherance of the transactions contemplated by this Agreement as the Acquiror or its counsel may reasonably request.

      SECTION 6.8. LEGAL MATTERS. All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of the Shareholder under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of the Shareholder in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for the Acquiror.

      SECTION 6.9.  ACQUISITION FOR INVESTMENT.

      (a) The Shareholder acknowledges and agrees that the Shareholder is acquiring the shares of Metropolitan Common Stock for investment for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. The Shareholder agrees that he will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, "Transfer") any of the shares of Metropolitan Common Stock acquired pursuant to the transactions contemplated by this Agreement unless such Transfer complies with the provisions of this Agreement and (i) the Transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations in effect thereunder, or (ii) counsel for the Shareholder (which counsel shall be reasonably acceptable to the Acquiror) shall have furnished the Acquiror with an opinion, reasonably satisfactory in form and substance to the Acquiror, to the effect that no such registration is required because of the availability of an exemption from registration under the 1933 Act, or evidence that such shares have been sold in compliance with Rule 144 under the 1933 Act.

      (b) The Shareholder acknowledges that each certificate representing shares of Metropolitan Common Stock acquired pursuant to the transactions contemplated by this Agreement shall bear the following legend:

      The shares represented by this certificate have been registered under the Securities Act of 1933, as amended (the "Act") and may not be sold, assigned or transferred in the absence of an effective registration statement under the Act, an opinion of counsel satisfactory to Metropolitan Health Networks, Inc. that such registration is not required, or evidence that the shares have been sold in compliance with Rule 144 under the Act.

      SECTION 6.10. RESIGNATION OF OFFICERS AND DIRECTORS. Except for the Shareholder, the directors and officers of GMA shall have tendered their resignations, and GMA shall have appointed as directors and officers such persons as shall have been directed by Acquiror.

      SECTION 6.11. EMPLOYMENT AGREEMENT. Shareholder shall have entered into an employment contract with Acquiror.

      SECTION 6.12. LOCK-UP AGREEMENT. Shareholder shall have entered into a lock-up agreement in the form attached hereto as Exhibit 6.12.

                                  ARTICLE VII

                   CONDITIONS TO OBLIGATIONS OF SHAREHOLDER

      The obligations of the Shareholder to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing, of the following conditions, any one or more of which may be waived by the Shareholder in his sole discretion:

      SECTION 7.1. REPRESENTATIONS AND WARRANTIES OF ACQUIROR. All representations and warranties made by the Acquiror in this Agreement shall be true and correct on and as of the Closing as if again made by the Acquiror on and as of such date.

      SECTION 7.2. PERFORMANCE OF ACQUIROR'S OBLIGATIONS. The Acquiror shall have performed in all respects all obligations required under this Agreement to be performed by it on or before the Closing.

      SECTION 7.3. CONSENTS AND APPROVALS. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing.

      SECTION 7.4. NO VIOLATION OF ORDERS. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of the Acquiror or its Affiliate or the Shareholder shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

      SECTION 7.5. NO MATERIAL ADVERSE CHANGE. During the period from the date hereof to the Closing, there shall not have been any material adverse change in the assets, properties, business, operations, prospects, net income or financial condition of Acquiror.

      SECTION 7.6. OTHER CLOSING DOCUMENTS. The Acquiror shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of the Shareholder or in furtherance of the transactions contemplated by this Agreement as the Acquiror or its counsel may reasonably request.

      SECTION 7.7. LEGAL MATTERS. All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of the Shareholder under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of the Shareholder in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for the Acquiror.

      SECTION 7.8. OPINION OF COUNSEL. The Shareholder shall receive a favorable opinion, dated as of the Closing from Atlas, Pearlman, Trop & Borkson, P.A., counsel to the Acquiror, in form and substance reasonably satisfactory to the Shareholder and its counsel.

      SECTION 7.9. EMPLOYMENT AGREEMENT. Shareholder shall have entered into an employment agreement with Acquiror.

                                 ARTICLE VIII

                         TERMINATION AND  ABANDONMENT

      SECTION 8.1. METHODS OF TERMINATION; UPSET DATE. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

      (a)   By the mutual written consent of the Shareholder and the Acquiror;

      (b) By the Acquiror, if all the conditions set forth in Article VI of this Agreement shall not have been satisfied or waived on or before the Closing;

      (c) By the Shareholder if all the conditions set forth in Article VII of this Agreement shall not have been satisfied or waived on or before the Closing;

      (d) By either the Shareholder or the Acquiror if the other party hereto fails to comply in any material respect with any of its covenants or agreements contained herein, or breaches its representations and warranties;

      (e) By either the Shareholder or the Acquiror if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use its best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement; or

      SECTION 8.2. PROCEDURE UPON TERMINATION. In the event of termination and abandonment of this Agreement by the Shareholder or the Acquiror pursuant to
Section 8.1, written notice thereof shall forthwith be given to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by the Shareholder or the Acquiror. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement except as provided in Sections 10.1, 10.4 and 10.5 hereof; provided, however, that no termination of this Agreement pursuant to this Article VIII shall relieve any party of liability for the violation of any provision of this Agreement if such violation occurred before such termination and materially adversely affected the other party.

                                  ARTICLE IX

                                INDEMNIFICATION

      SECTION 9.1. INDEMNIFICATION BY SHAREHOLDER. Notwithstanding the Closing or the delivery of the Shares and regardless of any investigation at any time made by or on behalf of the Acquiror or of any knowledge or information that the Acquiror may have, the Shareholder, agrees to indemnify and to fully defend, save and hold the Acquiror and Surviving Corporation and any Affiliate of Acquiror harmless if the Acquiror, Acquisition Sub or Surviving Corporation and any Affiliate of Acquiror shall at any time or from time to time suffer any Damages arising out of or resulting from, or shall pay or become obligated to pay any sum on account of, any and all Shareholder Events of Breach. As used herein, "Shareholder Event of Breach" shall be and mean any one or more of the following:

      (a) any untruth or inaccuracy in any representation of the Shareholder or the breach of any warranty of the Shareholder (including, without limitation, (i) any misrepresentation in, or omission from, any statement, certificate, schedule, exhibit, annex or other document furnished pursuant to this Agreement by the Shareholder or GMA (or any representative of GMA) to the Acquiror (or any representative of the Acquiror) and any material misrepresentation in, or material omission from any document furnished to the Acquiror in connection with the Closing; (ii) any and all liabilities or claims against GMA, the Acquiror (or any of its Affiliates) arising out of any action, suit, proceeding, dispute or investigation or order, writ, judgment, award, injunction or decree of the character described in Sections 3.18 or 3.22, in any such case to the extent not set forth in Sections 3.18 or 3.22 of the Disclosure Schedule or otherwise covered by insurance;

      (b) any failure of the Shareholder duly to perform or observe any term, provision, covenant, agreement or condition on the part of the Shareholder to be performed or observed;

      (c) any act performed, transaction entered into or statement of facts suffered to exist by the Shareholder before the Closing, otherwise than in good faith and pursuant to the exercise of reasonable care;

      (d) any and all liabilities or claims against GMA, the Acquiror, Surviving Corporation or any Affiliate thereof arising out of any action, suit, proceeding, dispute, inquiry, investigation, order, writ, judgement, award, injunction or decree of the character described in Sections 3.18 or 3.22, with respect to services performed in connection with or on behalf of GMA prior to the Closing (notwithstanding the inclusion of any such matters in the Disclosure Schedule) including, without limitation, any such liabilities or claims resulting from (i) the failure by an insurance carrier to pay insured claims in a timely manner, (ii) judgements in excess of the amounts covered by insurance, or (iii) the absence of insurance coverage with respect to any such liabilities or claims.

      SECTION 9.2. INDEMNIFICATION BY ACQUIROR. Notwithstanding the Closing or the delivery of the Shares and regardless of any investigation at any time made by or on behalf of the Shareholder or of any knowledge or information that the Shareholder may have, the Acquiror agrees to indemnify and to fully defend, save and hold the Shareholder harmless if the Shareholder shall at any time or from time to time suffer any Damages arising out of or resulting from, or shall pay or become obligated to pay any sum on account of, any and all Acquiror Events of Breach. As used herein, "Acquiror Event of Breach" shall be and mean any one or more of the following:

      (a) any untruth of inaccuracy in any representation of the Acquiror or the breach of any warranty of the Acquiror (including, without limitation, any misrepresentation in, or omission from, any statement, certificate, schedule, exhibit, annex or other document furnished pursuant to this Agreement by the Acquiror (or any representative of the Acquiror) to the Shareholder (or any representative of the Shareholder) and any material misrepresentation in or material omission from any document furnished by the Acquiror to the Shareholder in connection with the Closing);

      (b) any failure of the Acquiror duly to perform or observe any term, provision, covenant, agreement or condition on the part of the Acquiror to be performed or observed; and

      (c) any act performed, transaction entered into or statement of facts suffered to exist by the Acquiror before the Closing, otherwise than in good faith and pursuant to the exercise of reasonable care;

      SECTION 9.3.  PROCEDURES.

      (a) If an Event of Breach occurs or is alleged and any party (the "Indemnified Party") asserts that another party (the "Indemnifying Party") has become obligated pursuant to Sections 9.1 or 9.2, or if any third-party suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party shall give written notice to the Indemnifying Party. The Indemnifying Party agrees to promptly defend, contest or otherwise protect the Indemnified Party against any such suit, action, investigation, claim or proceeding at the Indemnifying Party's sole cost and expense. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of the Indemnified Party's choice and shall in any event cooperate with and assist the Indemnifying Party to the extent reasonably possible. If the Indemnifying Party fails to promptly defend, contest or otherwise protect against such suit, action, investigation, claim or proceeding, the Indemnified Party shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and the Indemnified Party shall be entitled to recover the entire cost thereof from the Indemnifying Party including without limitation, reasonable attorneys' fees, disbursements and amounts paid as a result of such suit, action, investigation, claim or proceeding.

      (b) The Indemnifying Party shall not be required to make any payment of Damages to the Indemnified Party hereunder until: (i) the Indemnified Party shall have given the Indemnifying Party a detailed written notice of the total amount of Damages claimed in connection with the facts giving rise to the right of indemnification, including the amount of any final, nonappealable disposition of any third-party claims; (ii) the Indemnifying Party shall, not later than thirty (30) calendar days after receipt of such notice, render a report thereon which shall agree with the amount of Damages claimed, or take exceptions thereto and detail the Indemnifying Party's adjustments thereto (the "Indemnifying Party's Report"). If the Indemnifying Party fails to deliver to the Indemnified Party the Indemnifying Party's Report within thirty (30) calendar days following receipt of the Indemnified Party's notice, the Indemnifying Party shall be deemed to have accepted the contents of such notice for purposes of this Section 9.3(b), and payment of the amount of Damages set forth therein shall be immediately due and payable by the Indemnifying Party. If the Indemnified Party does not give the Indemnifying Party notice of objections within such thirty
(30) calendar days after receipt of the Indemnifying Party's Report, the Indemnified Party shall be deemed to have accepted the adjustments to its claim set forth Indemnifying Party's Report for purposes of this Section 9.3, and payment of the amount of Damages set forth therein shall be immediately due and payable by the Indemnifying Party to the Indemnified Party. If the Indemnified Party gives the Indemnifying Party notice of objections to the adjustments in the Indemnifying Party's Report, and if the Indemnifying Party and the Indemnified Party are unable, within fifteen (15) calendar days after receipt by the Indemnifying Party of the notice of the Indemnified Party of such objections, to resolve the disputed objections, such disputed objections will be submitted to a court of competent jurisdiction in accordance with Section 11.12 of this Agreement.

      SECTION 9.4. OFFSET. In addition to all other rights and remedies, Acquiror shall have the right to offset any claim for indemnity hereunder against any obligations due or coming due Shareholder, including, but not limited to, the Additional Exchange Consideration, and payments due Shareholder pursuant to the terms of his employment agreement with GMA or Acquiror, provided that such offset shall be applied either to shares or monies in the manner determined by the Shareholder. For purposes of this right of offset, the Additional Exchange Consideration will be valued at $6.50 per share. To effect this right of offset, Acquiror shall give notice of a claim for indemnity to the Shareholder, which notice shall specify the Shareholder Event of Breach and the amount of damages.

      SECTION 9.5. TIME LIMITATIONS; MINIMUM CLAIMS BASKET. Notwithstanding any conflicting or inconsistent provisions hereof, no party shall be liable in damages, indemnity or otherwise to the other party in respect of the inaccuracy or breach of any representations, warranties, covenants or agreements herein except to the extent that the damages to the aggrieved party caused by such inaccuracy or breach exceed the sum of $125,000; provided however, that if any damages are incurred by an aggrieved party which are in excess of $125,000 as hereinafter determined, then the party or parties responsible to pay same shall be responsible for all damages incurred by the aggrieved party which are in excess of $67,500 provided, however, with respect to breaches of the representations and warranties to the extent that they relate to accounts receivable, the Shareholder's liability for Damages shall be the predicated upon the assumption that GMA's accounts receivable did not exceed the sum of $1.4 million on any statement, financial or otherwise.

                                   ARTICLE X

      SECTION 10.1. BOARD OBSERVER POST-CLOSING AGREEMENTS. Through December 31, 1999, Shareholder shall be entitled to be an observer at the Company's Board of Directors' meetings provided, however, to the extent reasonably practical, actions taken that directly affect GMA or the Shareholder shall be taken at a duly called meeting.

      SECTION 10.2. RELEASE OF LOCK-UP. If Noel Guillama,  Robert Kagan, Kenneth
J. Hall or Bonnie Hildebrand are released from any of the terms of the Lock-up Agreement with Brauer & Associates, Inc. executed pursuant to the Acquiror's initial public offering, or alternatively, such securities are included in a registration statement, the securities of Shareholder subject to his lock-up shall be reduced pro rata or his securities shall be registered pro rata.

                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

      SECTION 11.1. SURVIVAL OF PROVISIONS. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing) shall survive the Closing and the consummation of the transactions contemplated by this Agreement, subject to Section 3.28. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing.

      SECTION 11.2. PUBLICITY. Neither party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other party, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the nondisclosing party prior notice and an opportunity to comment on the proposed disclosure.

      SECTION 11.3. SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARIES. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that neither party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, the Acquiror shall have the unrestricted right to assign this Agreement and to delegate all or any part of its obligations hereunder to any Affiliate of the Acquiror, but in such event the Acquiror shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement (except for the rights of Affiliates under Section 9.1 of this Agreement), or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

      SECTION 11.4. INVESTMENT BANKERS, FINANCIAL ADVISORS, BROKERS AND FINDERS.

      (a) Except as set forth in Disclosure Schedule 11.4(a), the Shareholder represents and warrants to the Acquiror that, he has not employed the services of a broker or finder in connection with this Agreement or any of the transactions contemplated hereby. The Shareholder agrees to indemnify and to defend and hold the Acquiror and GMA harmless against and in respect of all claims, losses, liabilities and expenses which may be asserted against the

Acquiror and GMA by any broker or other person who claims to be entitled to an investment banker's, financial advisor's, broker's, finder's or similar fee or commission in respect of the execution of this Agreement, or the consummation of the transactions contemplated hereby, by reason of his acting at the request of the Shareholder or GMA.

      (b) The Acquiror represents and warrants to the Shareholder that it has not employed the services of an investment banker, financial advisor, broker or finder in connection with this Agreement or any of the transactions contemplated hereby. The Acquiror indemnifies and agrees to save and hold the Shareholder harmless against and in respect of all claims, losses, liabilities, fees, costs and expenses which may be asserted against them by any broker or other person who claims to be entitled to an investment banker's, financial advisor's, broker's, finder's or similar fee or commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby, by reason of his acting at the request of the Acquiror.

      SECTION 11.5. FEES AND EXPENSES. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

      SECTION 11.6. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent postage prepaid by registered or certified mail (return receipt requested) to the parties at the following addresses:

      (a)   If to the Acquiror, to:

            Metropolitan Health Networks, Inc.
            5100 Town Center Circle, Suite 560
            Boca Raton, Florida 33486

            with a copy to:

            Atlas, Pearlman, Trop & Borkson
            200 East Las Olas Blvd., Suite 1900
            Fort Lauderdale, Florida 33301
            Attention: Joel D. Mayersohn, Esq.

      (b) If to the Shareholder, to:

            Martin Harrison, M.D.
            General Medical Associates, Inc.
            1865 Northeast 163rd Street
            North Miami Beach, Florida 33160
            with a copy to:

            Stanley H. Kuperstein, Esq.
            Geiger, Kasdin, Heller, Kuperstein, Chames & Weil
            1428 Brickell Avenue, 6th Floor
            Miami, Florida 33131

or to such other persons or at such other addresses as shall be furnished by either party by like notice to the other, and such notice or communication shall be deemed to have been given or made as of the date so delivered, if personally delivered, or when received if mailed. No change in any of such addresses shall be effective insofar as notices under this Section 11.6 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this
Section 11.6.

      SECTION 11.7. ENTIRE AGREEMENT. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

      SECTION 11.8. WAIVERS AND AMENDMENTS. The Shareholder and the Acquiror may by written notice to the other (a) extend the time for the performance of any of the obligations or other actions of the other; (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement; (c) waive compliance with any of the covenants of the other contained in this Agreement; (d) waive performance of any of the obligations of the other created under this Agreement; or (e) waive fulfillment of any of the conditions to its own obligations under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

      SECTION 11.9. SEVERABILITY. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible, which is valid and enforceable.

      SECTION 11.10. TITLES AND HEADINGS. The Section headings and the Table of Contents contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

      SECTION 11.11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

      SECTION 11.12. CONVENIENCE OF FORUM; CONSENT TO JURISDICTION. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of Florida located in Broward County, and/or the United States District Court for the Southern District of Florida, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found.

      SECTION 11.13. GOVERNING LAW. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Florida without giving effect to the choice-of-law provisions thereof.

      SECTION 11.14. KNOWLEDGE OF SHAREHOLDER. As used in this Agreement, an individual will be deemed to have "knowledge" of a particular fact or other matter if (a) such individual is actually aware of such fact or other matter or
(b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter, but excluding in such investigation the obligation to contact any governmental body or customers or suppliers.

      SECTION 11.15. FURTHER ASSURANCES. Shareholder, Acquiror and its Affiliates agree that, at any time and from time to time after the Closing, each of them at the expense of the Acquiror, shall execute and deliver to the Shareholder or Acquiror, as the case may be, all such further instruments and documents and take all further action that may, in the reasonable opinion of the Shareholder or Acquiror, (as the case may be) be necessary or desirable, in order to carry out the terms and conditions of the Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
                                    Acquiror:

                                    METROPOLITAN HEALTH NETWORKS, INC.

                                    By: /s/ Donald B. Cohen
                                       -----------------------------------------
                                            Donald B. Cohen
                                       -----------------------------------------

                                    Acquisition Sub:

                                    METCARE III, INC.

                                    By:  /s/ Donald B. Cohen
                                       -----------------------------------------
                                             Donald B. Cohen
                                       -----------------------------------------

                                    GMA:

                                    GENERAL MEDICAL ASSOCIATES, INC.

                                    By: /s/ Martin Harrison
                                       -----------------------------------------
                                            Martin Harrison, M.D., President

                                    Shareholder:
                                      /s/ Martin Harrison
                                    --------------------------------------------
                                          MARTIN HARRISON

                               DISCLOSURE SCHEDULE


                                    AGREEMENT
                                     between
                       METROPOLITAN HEALTH NETWORKS, INC.,
                               METCARE III, INC.,
                        GENERAL MEDICAL ASSOCIATES, INC.,
                                       and
                                 MARTIN HARRISON
             as the Shareholder of General Medical Associates, Inc.

                           Pertaining to the merger of
                     all of the outstanding Capital Stock of
             GENERAL MEDICAL ASSOCIATES, INC. AND METCARE III, INC.
                 Effective as of July 1, 1997 (the "Agreement")


      Unless otherwise defined in this Disclosure Schedule, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement. This Disclosure Schedule shall be deemed to be part of the Agreement.

      This Disclosure Schedule supersedes and replaces any other Disclosure Schedules previously provided to the Acquiror. Any such earlier Disclosure Schedule has no force or effect.

      Delivered to the Acquiror this 6th day of August, 1997.




METROPOLITAN HEALTH                 GENERAL MEDICAL ASSOCIATES, INC.
NETWORKS, INC.

By:  /s/ Donald B. Cohen                     By: /s/ Martin Harrison
   ---------------------------               -----------------------------------
         Donald B. Cohen                     Martin Harrison, M.D.,  President


METCARE III, INC.

By: /s/ Donald B. Cohen                      /s/ Martin Harrison
   ---------------------------               -----------------------------------
        Donald B. Cohen                          MARTIN HARRISON


      Received of the Shareholder this 6th day of August, 1997.